UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 16, 2007

Intermec, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13279	95-4647021
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

6001 36th Avenue West Everett, Washington www.intermec.com	98203-1264
(Address of principal executive offices and internet site)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events

On May 16, 2007, we held our 2007 Annual Meeting of Stockholders.  According to the preliminary tabulation, over 90% of our shares outstanding were present in person or by proxy.

At the meeting, all nine of the incumbent director nominees were elected for a term expiring at the next Annual Meeting of Stockholders, and when their respective successors are elected and qualified.  According to preliminary results of the voting, each nominee received the affirmative vote of holders of over 98% of the shares present and voting at the meeting, including “withhold” instructions.  The directors elected at our annual meeting are

•                  Larry D. Brady

•                  Claire W. Gargalli

•                  Gregory K. Hinckley

•                  Lydia H. Kennard

•                  Allen J. Lauer

•                  Stephen P. Reynolds

•                  Steven B. Sample

•                  Oren G. Shaffer, and

•                  Larry D. Yost.

The advisory proposal to ratify the appointment of Deloitte & Touche as our independent auditors for 2007 received the votes of a majority of the shares present and was approved.

These were the only items submitted to a vote of the stockholders at our 2007 Annual Meeting of Stockholders.

Information regarding the numbers of votes cast on matters submitted to a vote of security holders will be included in our Report on Form 10-Q for the second quarter of 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intermec, Inc.
(Registrant)

Date: May 17, 2007	By:	/s/ Janis L. Harwell
Janis L. Harwell
Senior Vice President, General Counsel and Corporate Secretary